EXHIBIT 99.1

                          Caremark Rx and AdvancePCS
                        Announce Strategic Combination
                     Creating $23 Billion Revenue Company

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                             For Immediate Release

NASHVILLE, Tenn. and IRVING, Texas; September 2, 2003 -- Caremark Rx, Inc. (NYSE: CMX), one of the nation's leading pharmaceutical services companies, and AdvancePCS (Nasdaq: ADVP), the nation's leading health improvement company, today announced the signing of a definitive merger agreement. The transaction is valued at approximately $6 billion and creates a company with a market capitalization of $13 billion (based on each company's closing share price on September 2, 2003) and combined annual revenues of $23 billion (based on financial results reported by each company for the twelve months ended June 30, 2003).

This strategic combination of Caremark Rx and AdvancePCS joins together two highly complementary organizations in the competitive business of providing pharmaceutical and health improvement services to both the public and private sectors. Specifically, these services primarily include pharmacy benefits management, specialty/biotech drug management, disease management/health improvement and analytics services that are designed to improve the quality of care and the health of participants while controlling healthcare costs.

Terms Of The Agreement

Under the terms of the definitive agreement, Caremark Rx will acquire 100 percent of AdvancePCS outstanding stock. AdvancePCS shareholders will receive value equivalent to 2.15 shares of Caremark Rx stock for each AdvancePCS share, to be paid in Caremark Rx stock (90 percent) and cash (10 percent). The transaction has been unanimously approved by the Boards of Directors of both companies and is subject to certain conditions including shareholder and regulatory approvals. Following the transaction, Caremark Rx shareholders will own approximately 58 percent of the combined company and AdvancePCS shareholders will own approximately 42 percent of the combined company on a fully diluted basis. The transaction will be structured as a tax-free reorganization and will be tax-free to both companies and their respective shareholders, except for the cash to be received by AdvancePCS shareholders.

Based on financial results reported by each company for the twelve-month period ended June 30, 2003, the two companies generated a combined $876 million of EBITDA. In addition, the combined company is expected to achieve synergies of $125 million within the first twelve months after closing, resulting in a transaction that is expected to be accretive in the near term. Subsequent to the transaction closing, Caremark Rx will have an anticipated pro forma debt to EBITDA ratio of approximately 1 to 1.

"Caremark Rx and AdvancePCS are a compelling strategic fit with relatively little market overlap," said Mac Crawford, Chairman and Chief Executive Officer of Caremark Rx. "Historically, our two companies have specialized in different areas of the pharmaceutical benefits management sector. AdvancePCS has built a strong base of managed care customers while Caremark Rx has focused on the employer marketplace. Both companies are widely recognized for their skill in serving their respective customer bases. Furthermore, Caremark Rx's twenty-five years of experience in specialty distribution combined with AdvancePCS' growth potential in this area should provide very attractive opportunities for us going forward. Upon completion, this combination will create a diversified customer portfolio with a balanced, clinically focused offering that should enable us to deliver exceptional care, service and cost efficiency to our customers and their participants."

Crawford added: "From a shareholder perspective, this transaction will create a company with enhanced growth opportunities stemming from a balanced business model, improved financial flexibility and exceptional cash flow. Our primary focus will remain on our customers and their participants. We are committed to providing high quality, clinically focused services to the combined customer base. The bottom line is that we expect to be able to offer our customers enhanced, cost-effective products and services."

David D. Halbert, Chairman, President and Chief Executive Officer of AdvancePCS, said: "The opportunity presented by the strategic combination of these two businesses became extremely compelling as our discussions with Caremark Rx evolved. Combining each company's strengths will significantly increase our ability to deliver value to our customers in the fast-changing healthcare environment. The combined company will possess a stronger infrastructure to help customers navigate the challenges posed by rising healthcare costs, the aging population and the rapid development of new healthcare technologies with innovative, next-generation products and services while emphasizing high quality care."

The combined company's customer base will include employers, health plans, third-party administrators, state and federal government agencies, Taft-Hartley groups and other health benefit plan sponsors. On a combined basis during the twelve months ended June 30, 2003, Caremark Rx and AdvancePCS managed more than 600 million prescription claims.

Enhanced Mail Order Opportunity

Mail order distribution is the fastest-growing component of the pharmaceutical services industry. In light of its convenience and cost effectiveness for participants, particularly for those in need of long-term medications for chronic diseases, mail order is becoming more prevalent as the U.S. population ages. According to a recent Hewitt Study, in 2002, 16 percent of PBM clients utilized mail order for certain prescriptions, up from 11 percent the previous year.

The combination of Caremark Rx's recognized expertise in providing mail order services, including its systems and facilities, with the AdvancePCS facilities, which employ many of the same industry-leading automation technologies used by Caremark Rx, will create a robust platform with the capacity to meet the increasing demand for mail order services.

Broader Portfolio Of Specialty Distribution And Disease Management

Management of both companies believe that the transaction offers the opportunity to significantly enhance the depth and breadth of the specialty pharmaceutical and disease management services provided to customers of the combined entity.

Specifically, the transaction will combine services covering a broad array of specialty diseases by combining AdvancePCS' focus on diseases, such as primary pulmonary hypertension and Gaucher disease, with Caremark Rx's focus on chronic conditions, such as hemophilia, multiple sclerosis, hepatitis C and rheumatoid arthritis. This range of products will allow the combined entity to provide a highly robust offering of specialty services to assist plan sponsors in controlling the high costs associated with these diseases.

The combination will provide increased focus on complex, chronic conditions by uniting Caremark Rx's disease management programs, CarePatterns, with AdvancePCS' offering in this area -- specifically the widely recognized specialty disease management programs of Accordant Health Services. This combination will offer customers a proactive patient care model that can significantly minimize the occurrence of costly medical events and improve quality of life. The combined entity will offer programs that carry both physician and participant accreditation from the National Counsel on Quality and Assurance (NCQA). In addition, the combination of AdvancePCS' disease management programs with Caremark Rx's specialty distribution therapies is expected to provide a unique solution to customers seeking a more complete approach.

Conference Call And Webcast Information For Investors And Media

The companies will host a conference call and webcast for the investment community on September 3, 2003. The event can be accessed via webcast at www.caremark.com or www.advancepcs.com. The slides used for this presentation will be available on each company's website immediately prior to the start of the event.

Details for the conference call are as follows:

Date:                      September 3, 2003
Time:                      8:30 A.M. Eastern Time
Toll Number:               913-981-5523
Toll-Free Number:          800-289-0529
Leader:                    Mac Crawford
Replay Number:             719-457-0820
Passcode:                  712677

The transcript of the call will be archived on Caremark Rx's Investor website. A taped replay of the call will also be available beginning at 10:30 a.m. Eastern Time on September 3, 2003, until 11:59 p.m. Eastern Time, September 10, 2003, by calling the replay number listed above.

Caremark Rx was provided financial advice by J.P. Morgan Securities and UBS, and AdvancePCS was advised by Banc of America Securities and received fairness opinions from Banc of America Securities and Merrill Lynch & Co.

Additional Information And Where To Find It

Caremark Rx intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will include a joint proxy statement/prospectus and other relevant documents in connection with the proposed transaction. Investors and security holders of Caremark Rx and AdvancePCS are urged to read the joint proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Caremark Rx, AdvancePCS and the proposed transaction. Investors and security holders may obtain a free copy of these materials (when they are available) and other documents filed with the SEC at the SEC's website at www.sec.gov. A free copy of the joint proxy statement/prospectus when it becomes available may also be obtained from Caremark Rx, 3000 Galleria Tower, Suite 1000, Birmingham, AL 35244 or AdvancePCS, 750 W. John W. Carpenter Freeway, Suite 1200, Irving, TX 75039.

Caremark Rx, AdvancePCS and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the proposed transaction. Information about the directors and executive officers of Caremark Rx and their ownership of Caremark Rx shares is set forth in the proxy statement for Caremark Rx's 2003 annual meeting of stockholders. Information about the directors and executive officers of AdvancePCS and their ownership of AdvancePCS stock is set forth in AdvancePCS' fiscal 2003 10K-A Amendment No. 2. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

About Caremark Rx, Inc.

Caremark Rx, Inc. is a leading pharmaceutical services company, providing comprehensive drug benefit services through its affiliate Caremark Inc. to over 1,200 health plan sponsors and their participants throughout the U.S. Caremark's clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. The company operates a national retail pharmacy network with over 55,000 participating pharmacies, four state-of-the-art mail service pharmacies, the industry's only FDA-regulated repackaging plant and nineteen specialty distribution mail service pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

About AdvancePCS

AdvancePCS (www.advancepcs.com) is the nation's largest independent provider of health improvement services. AdvancePCS offers health plans a wide range of health improvement products and services designed to improve the quality of care delivered to health plan members and manage costs.

The company's capabilities include integrated mail service and retail pharmacy networks, innovative clinical services, customized disease management programs, specialty pharmacy, outcomes research, information management, prescription drug services for the uninsured and online health information for consumers. AdvancePCS clients include Blue Cross and Blue Shield organizations, insurance companies and HMOs, Fortune 500 employers, Taft-Hartley groups, third-party administrators, state and local governments, and other health plan sponsors. AdvancePCS is listed as both a Fortune 500 and a Fortune 500 Global company.

AdvancePCS is ranked by Fortune magazine as one of America's 100 fastest-growing public companies and is included on the Forbes Platinum 400 list of best big companies. AdvancePCS earned the No. 3 spot on the Barron's 500 list of best performing companies.

Contacts:
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Caremark
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Investors:
Pete Clemens
SVP of Finance
205/982-4004

Ryan Hall
VP of Finance
205/982-4140

Media:

Robert Mead
Gavin Anderson
212/515-1960

Gerard Carney
Gavin Anderson
212/515-1941

AdvancePCS
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Investors:
Leslie Simmons
SVP, Corporate Communications
469/524-7970

John Jennings
VP, Investor Relations
469/524-7235

Media:
Dale Thomas
Manager, Public Relations
480/614-7212

SAFE HARBOR STATEMENT

This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding benefits of the proposed merger, integration plans and expected synergies, anticipated future financial and operating performance and results, including estimates for growth, and expectations for expansion and development. These statements are based on the current expectations of management of both companies. There are a number of risks and uncertainties that could cause actual results to differ materially. For example, (1) the companies may be unable to obtain stockholder or regulatory approvals required for the merger; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the acquisition involve unexpected costs;
(4) the combined company may be unable to achieve cost-cutting synergies; (5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and (6) the industry may be subject to future regulatory or legislative actions. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements of the two companies. In light of these risks, uncertainties, assumptions and factors, the forward looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

Additional information about Caremark Rx is available on the World Wide Web at http://www.caremark.com. Additional information about AdvancePCS is available on the World Wide Web at http://advancepcs.com.


                               (Table follows)

Table

The following table provides selected financial information for Caremark Rx and AdvancePCS. The information is derived from information obtained from Forms 10-K and Forms 10-Q filed by the respective companies with the Securities and Exchange Commission.

For the twelve months ended June 30, 2003:

(in millions, except earnings per share)
---------------------------------------------- ---------------- ----------------
                                               Caremark Rx      AdvancePCS
---------------------------------------------- ---------------- ----------------
Net revenue                                    $7,932.6         $14,679.6
---------------------------------------------- ---------------- ----------------
EBITDA (1)                                     $488.6           $387.0
---------------------------------------------- ---------------- ----------------
Pre-tax income from continuing operations      $407.1           $299.9
---------------------------------------------- ---------------- ----------------
Income from continuing operations (2)          $244.3           $181.4
---------------------------------------------- ---------------- ----------------
Average shares outstanding - diluted           262.8            97.2
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Earnings per share - diluted                   $0.93            $1.87
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Mail Prescriptions filled                      22               16
---------------------------------------------- ---------------- ----------------
Retail prescriptions filled                    81               492
---------------------------------------------- ---------------- ----------------

Note that upon closing of the acquisition, the combined company will be required to recognize certain additional expenses as a result of the transaction. Two such items are stock option expense for options granted to AdvancePCS employees that will vest after the transaction closes (estimated to total approximately $60-$65 million over five years, with approximately $37-$40 million of this amount being recorded in the year following the transaction) and amortization expense related to certain identifiable intangible assets acquired in the transaction (estimated to be approximately $35 million annually, which is the incremental amount over what AdvancePCS is currently recognizing). Additionally, the company may be required to record additional expenses related to costs incurred in the transaction or subsequent to the closing.

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1)   EBITDA is an acronym for "Earnings Before Interest, Taxes, Depreciation and Amortization" and can be calculated by adding interest expense, depreciation and amortization back to the amounts of pre-tax income from continuing operations reported by Caremark Rx and AdvancePCS. Caremark Rx and AdvancePCS believe that EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate a company's overall operating performance, its ability to incur and service debt and its capacity for making capital expenditures. Caremark Rx and AdvancePCS use EBITDA, in addition to operating income and cash flows from operating activities, to assess their performance and believe that it is important for investors to be able to evaluate their companies using the same measures used by their management.

     EBITDA does not represent funds available for the companies' discretionary use and is not intended to represent or to be used as a substitute for net income or cash flow from operations data as measured under GAAP. The items excluded from EBITDA are significant components of the companies' statements of income and must be considered in performing a comprehensive assessment of the companies' overall financial performance. EBITDA and the associated year-to-year trends should not be considered in isolation. The companies' calculations of EBITDA may not be consistent with calculations of EBITDA made by other companies.

2) Caremark Rx's income from continuing operations and earnings per share for the twelve months ended June 30, 2003, were computed using a 40 percent effective income tax rate. The aggregate income tax amounts recognized in Caremark Rx's income statements filed with the Securities and Exchange Commission during this period was a net benefit of approximately $418 million due to Caremark Rx's reducing the valuation allowance on its net deferred income tax asset in the fourth quarter of 2002 to reflect a change in management's assessment of the amount expected to be utilized to offset future amounts of taxable income. While this change resulted in Caremark Rx's recording its provision for income taxes at a rate significantly different than the statutory rate in effect during the twelve months ended June 30, 2003, there was no impact on the cash income taxes Caremark Rx expects to pay.